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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 _________


                              F O R M   8 - K


                              CURRENT REPORT


                     Pursuant to Section 13 or 15 (d)
                      of the Securities Exchange Act
                                  of 1934



   Date of Report (Date of earliest event reported)     February 15, 1996
                                                    --------------------------


                                 FIBERCHEM, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


          Delaware                   1-17569                  84-1063897
---------------------------        ------------           -------------------
(State or other jurisdiction       (Commission)             (IRS Employer
      of incorporation)            File Number)           Identification No.)


1181 Grier Drive, Suite B, Las Vegas, Nevada                        89119
--------------------------------------------                      ---------
  (Address of principal executive offices)                       (Zip Code)


                              (702) 361-9873
             -------------------------------------------------
            Registrant's telephone number, including area code


                                  N/A
        -----------------------------------------------------------
       (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

On February 15, 1996, FiberChem, Inc. (the "Company") completed an offering under Regulation S promulgated under the Securities Act of 1933, as amended, to investors outside the United States who are not U.S. Persons (the "Offering") of 8% Senior Convertible Notes due 1999 (the "Notes" and each, a "Note"), for an aggregate purchase price of $2,825,000.

The principal amount of each Note is $25,000, and the interest thereon is to be paid semi-annually at a rate of 8% per annum commencing on August 15, 1996. The Notes are convertible into shares of common stock of the Company (the "Common Stock") at a conversion price of $.80 per share (the "Conversion Price"), at any time after March 26, 1996 and before the close of business on February 14, 1999, and do not carry any voting rights. The Conversion Price will be adjusted if the average closing bid price during the thirty (30) business days immediately prior to February 15, 1997, the first anniversary date of the Note issuance, is less than the Conversion Price. In that event, the Conversion Price will be adjusted to a price that represents a 10% discount off the thirty-day average closing bid price of the Common Stock for that period. At any time after February 14, 1997, in the event that the Market Price of the Common Stock has equalled or exceeded 200% of the Conversion Price for any period of thirty (30) consecutive days, the Company may require the registered holders of the Notes to convert all of the Notes into Common Stock. For the purpose hereof, the term "Market Price" shall mean the average of the reported closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted on (a) the Nasdaq National Market, the last reported sale price on any day on which securities were traded on such applicable exchange or market (the "Trading Day"), or if no such reported sale occurs on such Trading Day, the average of the high and low bid prices on such Trading Day, or (b) the Nasdaq SmallCap Market, the average of the high and low bid prices on such Trading Day, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National or SmallCap Market, the average of the high and low bid prices in the over-the-counter market as furnished by any National Association of Securities Dealers, Inc. member firm that is selected from time to time by the Company for that purpose.

In connection with the Offering, the Company paid Rauscher Pierce & Clark Inc. and Rauscher Pierce & Clark Limited (together, the "Placement Agent") a selling commission of $197,750 in cash, which equals seven percent (7%) of the gross cash proceeds of the Notes sold in the Offering. The Placement Agent also received, for nominal consideration, warrants to purchase up to 353,125 shares of Common Stock (the "Placement Agent Warrants"), which equals 10% of the shares of Common Stock into which the Notes are convertible, at an exercise price of $.80 per share (the "Exercise Price"). The Exercise Price will be adjusted if the average closing bid price during the thirty (30) business days immediately prior to February 15, 1997, the first anniversary date of the issuance of the Placement Agent Warrants, is less than the Exercise Price. In that event, the Exercise Price will be adjusted to a price that represents a 10% discount off the thirty-day average closing bid price of the Common Stock for that period. The Placement Agent Warrants are exercisable at any time on or after August 15, 1996 through February 14, 2001 and contain certain piggyback registration rights.

The Company also paid Fladgate Fielder a fee of $28,250, which equals one percent (1%) of the gross proceeds of the Notes sold in the Offering, for services rendered in connection with the Offering.

The Company intends to use the net proceeds of the Offering for sales and marketing expenditures, including the immediate hiring of new personnel to direct international sales efforts, product development, acquisition of equipment, patents and technology, and working capital.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.  Not applicable.

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     (b)  PRO FORMA FINANCIAL INFORMATION.  Not applicable.

     (c)  EXHIBITS.

     1.1  Placement Agent Agreement.

     4.1 Form of 8% Senior Convertible Note Due 1999 issued by the Company in its February 1996 offering under Regulation S.

     4.2 Form of Placement Agent Warrants issued by the Company in its February 1996 offering under Regulation S of 8% Senior Convertible Notes Due 1999.

     99.1 Press Release dated February 21, 1996 announcing the Company's offering under Regulation S of 8% Senior Convertible Notes Due 1999.

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                                    SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          FIBERCHEM, INC.



Date:  February 15, 1996       By:  /s/ Geoffrey F. Hewitt
                                    --------------------------------
                                    Geoffrey F. Hewitt
                                    President